Exhibit 99.1

Mallinckrodt plc Reports Financial Results For
Fiscal 2015 Fourth Quarter and Full Year

•
Fourth quarter net sales of $882 million, up 31.0% driven exclusively by volume, with overall price down; diluted continuing operations earnings per share of $0.76, and adjusted diluted earnings per share of $1.84, up 15.7%

•
Fiscal 2015 net sales of $3.347 billion, up 60.8%; principally driven by volume in Specialty Brands; diluted continuing operations earnings per share of $2.61, and adjusted diluted earnings per share of $7.37, up 66.0%

•	Specialty Brands delivered 53.1% of total company net sales for the fourth quarter

•	Acthar fiscal 2015 full year net sales of $1.037 billion; 9.8% growth over the prior year quarter on a pro forma basis

•	INOMAX, Mallinckrodt’s second largest product, fourth quarter net sales of $104 million with an 8.5% increase over the prior year quarter on a pro forma basis

•	Therakos transaction complete; integration well underway

CHESTERFIELD, UNITED KINGDOM - Nov. 23, 2015 - Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, today reported results for the fourth quarter and full year fiscal 2015, both of which ended Sept. 25, 2015. Amounts reflect the presentation of the contrast media and delivery systems (CMDS) business as a discontinued operation.
Net sales were $882.4 million in the fourth quarter of fiscal 2015, up 31.0% compared with $673.7 million in the prior-year quarter. The increase was primarily driven by inclusion of H.P. Acthar® Gel (repository corticotropin injection) and INOMAX® (nitric oxide) for inhalation, partially offset by decreased net sales of methylphenidate HCl extended-release (ER) tablets, USP, (CII) and oxycodone-related products within the Specialty Generics segment. In addition, the impact of foreign currency lowered reported net sales by $11.8 million.
GAAP net income from continuing operations for the fourth quarter of fiscal 2015 was $90.0 million, or $0.76 per diluted share, compared with a loss of $173.5 million, or a $2.04 loss per diluted share, in the prior-year period. The increase principally reflects increased net sales and profits of acquired products in the Specialty Brands segment. These factors were partially offset by higher selling, general and administrative (SG&A) costs, increased research and development investments and higher interest expense resulting from the debt associated with the acquisitions of Acthar and INOMAX. In addition, the fourth quarter of fiscal 2014 included $151.6 million of impairment charges.
The diluted share counts for both the fourth quarters of fiscal 2015 and fiscal 2014 reflect the issuance of shares connected with the Acthar acquisition. During the fourth quarter of fiscal 2015, the company repurchased 0.8 million shares under its January 2015 stock repurchase program.
Adjusted net income for the fourth quarter of fiscal 2015 was $217.0 million, up 58.4% compared to $137.0 million in the same quarter a year ago. Adjusted diluted earnings per share were $1.84, up 15.7% compared with $1.59 a year ago, primarily reflecting the addition of acquired products and strong volume growth in its Specialty Brands segment.

“2015 was another pivotal year for Mallinckrodt. We were particularly pleased that fourth quarter and full year net sales were driven by volume growth,” said Mark Trudeau, President and Chief Executive Officer.

“Mallinckrodt’s successful ‘acquire to invest’ growth strategy differentiates us from other specialty pharmaceutical companies as we typically focus on acquiring highly durable, under-resourced therapies that offer effective treatment alternatives for small, underserved and poorly penetrated patient populations.”

“After acquiring assets, we enhance them with time-proven methods that have created value in the pharmaceutical industry for decades. We invest in manufacturing modernization, lifecycle management and label enhancement,” Trudeau continued, “and, most importantly, we focus on generating strong clinical and health economic evidence to further emphasize the effectiveness of our products. With these investments, our goal is to improve patient outcomes, reach new patients in appropriate populations, and increase value for the healthcare system.”

Results were led by meaningful top- and bottom-line growth in the Specialty Brands segment, which represents 53.1% of fourth quarter fiscal year Mallinckrodt net sales.
GAAP gross profit was $482.1 million for the fourth quarter of fiscal 2015, up 32.7% over $363.2 million in the prior-year quarter. This growth was the result of the additions and performance of Acthar and INOMAX. Adjusted gross profit as a percentage of net sales was 72.4% for the quarter versus 66.5% in the same prior year period.
GAAP SG&A expenses for the fourth quarter of fiscal 2015 were $302.9 million, compared with $251.7 million in the prior-year quarter. However, adjusted SG&A as a percentage of net sales for the quarter was 27.5%, an improvement of 110 basis points over the prior year quarter. The absolute increase in SG&A expenses is primarily due to the addition of Acthar and INOMAX marketing and sales teams to the portfolio.
Restructuring charges were $7.0 million for the quarter, compared with $53.9 million in the prior-year quarter.
Income tax benefit in the fourth quarter was $47.3 million, compared to a benefit of $2.0 million in the prior-year quarter. The fourth quarter fiscal 2015 adjusted effective tax rate was 18.0%.
Full-Year Fiscal 2015 Results
In fiscal 2015, net sales were $3.347 billion, up 60.8% compared with $2.082 billion in the prior year. The increase was primarily driven by the inclusion and performance of Acthar, INOMAX and OFIRMEV® (acetaminophen) injection in the Specialty Brands segment. Importantly, Acthar net sales were $1.037 billion.
GAAP net income from continuing operations for fiscal 2015 was $308.2 million, compared with a $143.8 million loss in fiscal 2014. The fiscal 2014 loss included a $151.6 million impairment charge. Diluted earnings per share from continuing operations were $2.61 compared with a loss of $2.22 in fiscal 2014.
Adjusted net income was $863.3 million, compared with $291.5 million last year. Adjusted diluted earnings per share were $7.37, up 66.0% compared with $4.44 last year. The increase was primarily attributable to the Specialty Brands segment.
The adjusted fiscal 2015 effective tax rate was 18.7%.

Full-Year Fiscal Balance Sheet
The company’s cash position on September 25, 2015 was $365.9 million, an increase of $140.6 million from June 26, 2015 despite use of $75.0 million to repurchase shares in the fourth quarter. Overall total company full-year operating cash flow was $896.4 million.

BUSINESS SEGMENT RESULTS
Specialty Brands Segment
Net sales for the fourth quarter fiscal 2015 increased $254.8 million to $468.7 million, compared with $213.9 million for the prior-year quarter. As noted, the increase in net sales was primarily driven by the inclusion and performance of Acthar and INOMAX, which collectively generated net sales of $377.9 million. These higher net sales were partially offset by higher SG&A costs associated with these products. Acthar net sales were $274.2 million in the quarter, a 9.8% increase over pro forma fourth quarter fiscal 2014 net sales of $249.7 million. Mallinckrodt’s second largest product, INOMAX, generated net sales of $103.7 million, an 8.5% increase over pro forma prior year net sales of $95.5 million in its first full quarter in the company.
Specialty Generics Segment
Net sales for the fourth quarter fiscal 2015 decreased $54.2 million, or 15.4%, to $296.7 million, compared with $350.9 million for the prior-year quarter. This was primarily driven by decreases of $31.4 million and $26.1 million in net sales of methylphenidate ER and oxycodone-related products, respectively, partially offset by a $4.9 million increase in net sales of hydrocodone-related products. The decrease in methylphenidate ER net sales was primarily attributable to the U.S. Food and Drug Administration’s reclassification of these products to a BX rating in November 2014 and the decrease in net sales of oxycodone-related products driven by increased competition.
Nuclear Imaging Segment
The company announced plans to sell its CMDS business to Guerbet S.A. in late July 2015, and the transaction is expected to close in the first quarter of fiscal 2016. The CMDS business is deemed to be held for sale and its financial results are presented as a discontinued operation. As a result, the Global Medical Imaging segment has been renamed Nuclear Imaging.
Net sales for the Nuclear Imaging segment were $103.6 million, compared with $104.5 million in the prior-year quarter.
Looking ahead to fiscal 2016, the High-Flux Reactor in the Netherlands, a primary supplier for the Nuclear Imaging segment, is experiencing an unplanned shutdown due to a mechanical issue. This outage is expected to negatively impact Mallinckrodt’s operating income by $10.0 to $15.0 million in the first quarter of fiscal 2016, but somewhat less impact is expected in future quarters as the reactor is expected to return to full production in the first half of fiscal 2016. The underlying strength of the Specialty Brands segment is expected to offset the majority of the first quarter impact.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Monday, November 23, 2015, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 63820670.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. U.S. Eastern time on Monday, November 23, 2015, and ending at 11:59 p.m. U.S. Eastern Time on Monday, November 30, 2015. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number (404) 537-3406. All callers will be required to provide the Conference ID of 63820670.

ABOUT MALLINCKRODT

Mallinckrodt is a global specialty biopharmaceutical and imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and central nervous system drugs. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Nuclear Imaging segment includes nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, operational growth, adjusted effective tax rate, pro forma fourth quarter fiscal 2014 Acthar net sales and pro forma fourth quarter fiscal 2014 INOMAX net sales, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.
Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), adjusted for certain items (on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net;

amortization and impairment charges; discontinued operations; acquisition-related expenses, significant legal and environmental charges and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.
The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in our reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in our reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in our reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as U.S. tax payments associated with internal installment sale transactions.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
Pro forma fourth quarter fiscal 2014 Acthar net sales is calculated as the $122.9 million of Acthar net sales subsequent to our acquisition of the product on August 14, 2014 plus the $126.8 million of Acthar net sales prior to our acquisition of the product.
Pro forma fourth quarter fiscal 2014 INOMAX net sales represent $95.5 million of INOMAX net sales under its prior ownership.
The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.
Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the expected timetable for completion of the CMDS divestiture, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties' ability to satisfy the conditions to the divestiture of the CMDS business and complete the divestiture on the anticipated timeline or at all; general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from its recently completed acquisitions; changes in laws and regulations; Mallinckrodt's ability to identify, acquire or close future acquisitions; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's ability to successfully develop or commercialize new products; Mallinckrodt's ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to achieve anticipated benefits of price changes; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 27, 2015 and June 26, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 25, 2015	Percent of Net sales	September 26, 2014	Percent of Net sales
Net sales	$882.4	100.0%	$673.7	100.0%
Cost of sales	400.3	45.4	310.5	46.1
Gross profit	482.1	54.6	363.2	53.9
Selling, general and administrative expenses	302.9	34.3	251.7	37.4
Research and development expenses	53.9	6.1	45.0	6.7
Restructuring charges, net	7.0	0.8	53.9	8.0
Non-restructuring impairment charges	—	—	151.6	22.5
Separation costs	—	—	3.0	0.4
Gains on divestiture and license	(0.9)	(0.1)	(0.8)	(0.1)
Operating income (loss)	119.2	13.5	(141.2)	(21.0)
Interest expense	(76.9)	(8.7)	(37.7)	(5.6)
Interest income	0.3	—	0.4	0.1
Other income (expense), net	0.1	—	3.0	0.4
Income (loss) from continuing operations before income taxes	42.7	4.8	(175.5)	(26.1)
Income tax benefit	(47.3)	(5.4)	(2.0)	(0.3)
Income (loss) from continuing operations	90.0	10.2	(173.5)	(25.8)
Loss from discontinued operations, net of income taxes	(14.8)	(1.7)	(178.9)	(26.6)
Net income (loss)	$75.2	8.5%	$(352.4)	(52.3)%

Basic earnings per share:
Income (loss) from continuing operations	$0.77		$(2.04)
Loss from discontinued operations	(0.13)		(2.10)
Net income (loss)	0.64		(4.14)
Diluted earnings per share:
Income (loss) from continuing operations	$0.76		$(2.04)
Loss from discontinued operations	(0.13)		(2.10)
Net income (loss)	0.63		(4.14)
Weighted-average number of shares outstanding:
Basic	116.5		85.2
Diluted	117.8		85.2

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	September 25, 2015				September 26, 2014
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$482.1	$302.9	$75.2	$0.63	$363.2	$251.7	$(352.4)	$(4.14)
Adjustments:
Intangible asset amortization	151.7	(1.9)	153.6	1.30	83.7	(0.8)	84.5	0.98
Restructuring and related charges, net (1)	—	—	7.1	0.06	—	—	53.8	0.62
Non-restructuring impairments	—	—	—	—	—	—	151.6	1.75
Inventory step-up expense	4.9	—	4.9	0.04	15.1	—	15.1	0.17
Incremental equity conversion costs	—	(15.6)	15.6	0.13	—	(13.0)	13.0	0.15
Separation costs	—	—	—	—	—	—	3.0	0.03
Loss from discontinued operations	—	—	14.8	0.13	—	—	178.9	2.07
Acquisition related expenses	—	(22.8)	22.8	0.19	—	(30.0)	30.0	0.35
Significant legal and environmental changes	—	(19.5)	19.5	0.17	(14.3)	(15.0)	0.7	0.01
Income taxes (2)	—	—	(95.2)	(0.81)	—	—	(40.0)	(0.46)
Dilutive share impact (3)	—	—	(1.3)	(0.01)	—	—	(1.2)	0.05
As adjusted	$638.7	$243.1	$217.0	$1.84	$447.7	$192.9	$137.0	$1.59

Percent of net sales	72.4%	27.5%	24.6%		66.5%	28.6%	20.3%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effect of above adjustments and cash tax payments to the IRS associated with contractually required and discretionary repayments on intercompany borrowings associated with internal installment sale transactions.

(3)
For the three months ended September 25, 2015, the diluted net income per share on a GAAP basis is required to be calculated using the two-class method of calculating net income per share. This method required $0.5 million of net income be allocated to participating securities for the three months ended September 25, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.8 million for the three months ended September 25, 2015. For the three months ended September 26, 2014, the two-class method required that none of the net loss be allocated to participating securities for the three months ended September 26, 2014, as this would have been anti-dilutive. This adjustment reflects an allocation of adjusted net income associated with the above adjustments. Using the two-class method, the weighted-average number of shares were 86.2 million for the three months ended September 26, 2014. Due to fiscal 2015 vesting of equity awards that qualified as participating securities, the Company expects that the treasury stock method, not the two-class method, will be applicable in fiscal 2016. This will eliminate the allocation of net income to participating securities and result in a higher weighted-average number of shares. For reference, the weighted-average number of shares would have been 118.3 million for the three months ended September 25, 2015.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	September 25, 2015	September 26, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$468.7	$213.9	119.1%	(0.4)%	119.5%
Specialty Generics	296.7	350.9	(15.4)	(1.4)	(14.0)
Nuclear Imaging	103.6	104.5	(0.9)	(5.9)	5.0
	869.0	669.3	29.8	(1.8)	31.6
Other(1)	13.4	4.4	204.5	—	204.5
Net sales	$882.4	$673.7	31.0%	(1.7)%	32.7%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	September 25, 2015	September 26, 2014	Percent change
Specialty Brands
ACTHAR	$274.2	$122.9	123.1%
OFIRMEV	61.4	65.9	(6.8)
INOMAX	103.7	—	—
EXALGO	6.7	2.4	179.2
Other	22.7	22.7	—
Specialty Brands Total	$468.7	$213.9	119.1%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$29.2	$24.3	20.2%
Oxycodone (API) and oxycodone-containing tablets	27.4	53.5	(48.8)
Methylphenidate ER	23.9	55.3	(56.8)
Other controlled substances	157.5	168.3	(6.4)
Other	58.7	49.5	18.6
Specialty Generics Total	$296.7	$350.9	(15.4)%

Nuclear Imaging Total	$103.6	$104.5	(0.9)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	September 25, 2015	Percent of segment Net sales	September 26, 2014	Percent of segment Net sales
Specialty Brands	$216.4	46.2%	$35.1	16.4%
Specialty Generics	120.6	40.6%	187.2	53.3%
Nuclear Imaging	19.0	18.3%	3.3	3.2%
Segment operating income	356.0		225.6
Unallocated amounts:
Corporate and allocated expenses	(76.1)		(73.8)
Intangible asset amortization	(153.6)		(84.5)
Restructuring and related charges, net (1)	(7.1)		(53.9)
Non-restructuring impairment charges	—		(151.6)
Separation costs	—		(3.0)
Total operating income (loss)	$119.2		$(141.2)

(1)	Includes pre-tax accelerated depreciation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Fiscal Year Ended
	September 25, 2015	Percent of Net sales	September 26, 2014	Percent of Net sales
Net sales	$3,346.9	100.0%	$2,082.0	100.0%
Cost of sales	1,493.3	44.6	1,021.8	49.1
Gross profit	1,853.6	55.4	1,060.2	50.9
Selling, general and administrative expenses	1,169.8	35.0	745.0	35.8
Research and development expenses	185.1	5.5	163.5	7.9
Restructuring charges, net	40.4	1.2	81.4	3.9
Non-restructuring impairment charges	—	—	151.6	7.3
Separation costs	—	—	9.6	0.5
Gains on divestiture and license	(3.5)	(0.1)	(15.0)	(0.7)
Operating income (loss)	461.8	13.8	(75.9)	(3.6)
Interest expense	(255.6)	(7.6)	(82.6)	(4.0)
Interest income	1.0	—	1.5	0.1
Other income (expense), net	8.1	0.2	3.1	0.1
Income (loss) from continuing operations before income taxes	215.3	6.4	(153.9)	(7.4)
Income tax benefit	(92.9)	(2.8)	(10.1)	(0.5)
Income (loss) from continuing operations	308.2	9.2	(143.8)	(6.9)
Income (loss) from discontinued operations, net of income taxes	16.5	0.5	(175.5)	(8.4)
Net income (loss)	$324.7	9.7%	$(319.3)	(15.3)%

Basic earnings per share:
Income (loss) from continuing operations	$2.64		$(2.22)
Income (loss) from discontinued operations	0.14		(2.70)
Net income (loss)	2.78		(4.92)
Diluted earnings per share:
Income (loss) from continuing operations	$2.61		$(2.22)
Income (loss) from discontinued operations	0.14		(2.70)
Net income (loss)	2.75		(4.92)
Weighted-average number of shares outstanding:
Basic	115.8		64.9
Diluted	117.2		64.9

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Fiscal Year End
	September 25, 2015				September 26, 2014
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$1,853.6	$1,169.8	$324.7	$2.75	$1,060.2	$745.0	$(319.3)	$(4.92)
Adjustments:
Intangible asset amortization	544.0	(6.3)	550.3	4.70	153.8	(1.0)	154.8	2.36
Restructuring and related charges, net (1)	—	—	40.7	0.35	—	—	81.9	1.25
Non-restructuring impairment	—	—	—	—	—	—	151.6	2.31
Inventory step-up expense	44.1	—	44.1	0.38	25.7	—	25.7	0.39
Incremental equity conversion costs	—	(80.6)	80.6	0.69	—	(13.0)	13.0	0.20
Separation costs	—	—	—	—	—	—	9.6	0.15
Up-front and milestone payments	—	—	—	—	—	—	5.0	0.08
Income from discontinued operations	—	—	(16.5)	(0.14)	—	—	175.5	2.67
Acquisition related expenses	—	(53.4)	53.4	0.46	—	(65.1)	65.1	0.99
Significant legal and environmental changes	—	(86.3)	86.3	0.74	(14.3)	(49.6)	35.3	0.54
Gain on intellectual property license	—	—	—	—	—	—	(11.7)	(0.18)
Income taxes (2)	—	—	(293.1)	(2.50)	—	—	(94.2)	(1.43)
Dilutive share impact (3)	—	—	(7.2)	(0.04)	—	—	(0.8)	(0.01)
As adjusted	$2,441.7	$943.2	$863.3	$7.37	$1,225.4	$616.3	$291.5	$4.44

Percent of net sales	73.0%	28.2%	25.8%		58.9%	29.6%	14.0%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effect of above adjustments and cash tax payments to the IRS associated with contractually required and discretionary repayments on intercompany borrowings associated with internal installment sale transactions.

(3)
For the fiscal year ended September 25, 2015, the diluted net income per share on a GAAP basis is required to be calculated using the two-class method of calculating net income per share. This method required $2.7 million of net income be allocated to participating securities for the fiscal year ended September 25, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.2 million for the three months ended September 25, 2015. For the fiscal year ended September 26, 2014, the two-class method required that none of the net loss be allocated to participating securities for the fiscal year ended September 26, 2014, as this would have been anti-dilutive. This adjustment reflects an allocation of adjusted net income associated with the above adjustments. Using the two-class method, the weighted-average number of shares were 65.7 million for the fiscal year ended September 26, 2014. Due to fiscal 2015 vesting of equity awards that qualified as participating securities, the Company expects that the treasury stock method, not the two-class method, will be applicable in fiscal 2016. This will eliminate the allocation of net income to participating securities and result in a higher weighted-average number of shares. For reference, the weighted-average number of shares would have been 117.6 million for the fiscal year ended September 25, 2015.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Fiscal Year Ended
	September 25, 2015	September 26, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$1,622.8	$413.5	292.5%	(0.7)%	293.2%
Specialty Generics	1,251.6	1,199.4	4.4	(1.3)	5.7
Nuclear Imaging	423.8	431.7	(1.8)	(5.3)	3.5
	3,298.2	2,044.6	61.3	(2.0)	63.3
Other(1)	48.7	37.4	30.2	—	30.2
Net sales	$3,346.9	$2,082.0	60.8%	(2.0)%	62.8%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Fiscal Year Ended
	September 25, 2015	September 26, 2014	Percent change
Specialty Brands
ACTHAR	$1,037.3	$122.9	744.0%
OFIRMEV	263.0	124.4	111.4
INOMAX	185.2	—	—
EXALGO	39.4	76.1	(48.2)
Other	97.9	90.1	8.7
Specialty Brands Total	$1,622.8	$413.5	292.5%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$167.2	$99.4	68.2%
Oxycodone (API) and oxycodone-containing tablets	154.6	155.2	(0.4)
Methylphenidate ER	136.5	209.6	(34.9)
Other controlled substances	572.2	584.5	(2.1)
Other	221.1	150.7	46.7
Specialty Generics Total	$1,251.6	$1,199.4	4.4%

Nuclear Imaging Total	$423.8	$431.7	(1.8)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Fiscal Year Ended
	September 25, 2015	Percent of segment Net sales	September 26, 2014	Percent of segment Net sales
Specialty Brands	$651.3	40.1%	$(50.6)	(12.2)%
Specialty Generics	622.0	49.7%	617.4	51.5%
Nuclear Imaging	66.4	15.7%	(16.7)	(3.9)%
Segment operating income	1,339.7		550.1
Unallocated amounts:
Corporate and allocated expenses	(286.9)		(228.1)
Intangible asset amortization	(550.3)		(154.8)
Restructuring and related charges, net (1)	(40.7)		(81.9)
Non-restructuring impairments	—		(151.6)
Separation costs	—		(9.6)
Total operating income (loss)	$461.8		$(75.9)

(1)	Includes pre-tax accelerated depreciation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 25, 2015	September 26, 2014
Assets
Current Assets:
Cash and cash equivalents	$365.9	$707.8
Accounts receivable, net	548.5	476.6
Inventories	281.8	306.4
Deferred income taxes	142.7	152.3
Prepaid expenses and other current assets	207.3	227.1
Current assets held for sale	299.9	200.8
Total current assets	1,846.1	2,071.0
Property, plant and equipment, net	991.3	886.8
Goodwill	3,649.4	2,401.9
Intangible assets, net	9,666.3	7,082.2
Long-term assets held for sale	—	111.2
Other assets	251.0	234.2
Total Assets	$16,404.1	$12,787.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$22.3	$21.2
Accounts payable	133.0	110.7
Accrued payroll and payroll-related costs	103.7	116.3
Accrued royalties	29.3	67.7
Accrued and other current liabilities	568.3	529.9
Current liabilities held for sale	72.8	59.0
Total current liabilities	929.4	904.8
Long-term debt	6,474.3	3,874.0
Pension and postretirement benefits	116.7	116.2
Environmental liabilities	73.3	59.2
Deferred income taxes	3,132.4	2,399.6
Other income tax liabilities	121.3	122.6
Long-term liabilities held for sale	—	9.7
Other liabilities	245.5	343.2
Total Liabilities	11,092.9	7,829.3
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.5	23.2
Ordinary shares held in treasury at cost	(109.7)	(17.5)
Additional paid-in capital	5,357.6	5,172.4
Retained earnings	38.9	(285.8)
Accumulated other comprehensive income	0.9	65.7
Total Shareholders' Equity	5,311.2	4,958.0
Total Liabilities and Shareholders' Equity	$16,404.1	$12,787.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Year Ended
	September 25, 2015	September 26, 2014
Cash Flows From Operating Activities:
Net income	$324.7	$(319.3)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	672.5	275.9
Share-based compensation	117.0	67.7
Deferred income taxes	(191.6)	(107.5)
Non-cash impairment charges	—	381.2
Inventory provisions	—	32.1
Other non-cash items	(59.6)	(23.6)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	0.7	(51.3)
Inventories	61.3	56.0
Accounts payable	20.4	(32.9)
Income taxes	30.2	(54.8)
Other	(79.2)	149.9
Net cash provided by operating activities	896.4	373.4
Cash Flows Used In Investing Activities:
Capital expenditures	(148.0)	(127.8)
Acquisitions and intangibles, net of cash acquired	(2,154.7)	(2,793.8)
Restricted cash	3.1	4.1
Other	3.0	26.7
Net cash used in investing activities	(2,296.6)	(2,890.8)
Cash Flows From Financing Activities:
Issuance of external debt	3,010.0	3,043.2
Repayment of external debt and capital leases	(1,848.4)	(34.8)
Debt issuance costs	(39.9)	(71.7)
Excess tax benefit from share-based compensation	34.1	8.9
Proceeds from exercise of share options	34.4	25.8
Repurchase of shares	(92.2)	(17.5)
Other	(28.1)	—
Net cash provided by financing activities	1,069.9	2,953.9
Effect of currency rate changes on cash	(11.6)	(4.2)
Net increase (decrease) in cash and cash equivalents	(341.9)	432.3
Cash and cash equivalents at beginning of period	707.8	275.5
Cash and cash equivalents at end of period	$365.9	$707.8